UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 19, 2025, LM Funding America, Inc. (the “Company”) and institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue to the Purchasers, in a registered direct offering (the “RDO”), 1,822,535 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pre-funded warrants to purchase 7,332,395 shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price of $0.001 per share in lieu of Shares, and common warrants to purchase 9,154,930 shares of Common Stock (the “Common Warrants”) with an exercise price of $0.71. The combined effective offering price for each Share (or Pre-Funded Warrant in lieu thereof) and accompanying Common Warrant in the RDO was $0.71. The RDO closed on December 22, 2025.

The Company received aggregate gross proceeds from the RDO of approximately $6.0 million, before deducting fees to the Placement Agent (as defined below) and other estimated offering expenses payable by the Company. The Company currently plans to use the net proceeds from the RDO to expand its Bitcoin treasury strategy and for general corporate purposes.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 60 days after the closing of the RDO, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. The Securities Purchase Agreement also provides that, subject to certain exceptions, for a period of six months following the closing of the RDO, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

The Common Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”). The Common Warrants will expire on the fifth anniversary of the Stockholder Approval Date. The Pre-Funded Warrants will not expire and will be exercisable commencing on the date of issuance and at any time until all of the Pre-Funded Warrants are exercised in full. If, at the time of exercise a registration statement registering the issuance or resale of the shares of Common Stock underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants.

The Company filed a registration statement on Form S-3 (File No. 333-281528) with the Securities and Exchange Commission (the “Commission”) on October 30, 2024, which was deemed effective on November 21, 2024 (the “Registration Statement”). The Shares, Pre-Funded Warrants and Common Warrants were offered by the Company pursuant to the Registration Statement and that certain prospectus supplement dated December 19, 2025, filed by the Company with the Commission under the Securities Act of 1933, as amended (the Securities Act”), on December 22, 2025.

Warrant Amendment

Pursuant to the Securities Purchase Agreement, the Company agreed, contemporaneously with the closing of the RDO, to reduce the exercise price of 3,472,740 outstanding common stock warrants issued on December 29, 2024 (the “Repriced Warrants”), held by an investor that participated in the RDO, subject to stockholder approval. The Repriced Warrants had their exercise price reduced to $0.87 per share from $2.95 per share. In addition to the reduction in the exercise price of the Repriced Warrants, the Company agreed to extend the termination date of the Repriced Warrants to the five-year anniversary of the Stockholder Approval Date. Other than as described herein, the Repriced Warrants remain the same and unchanged.

Placement Agency Agreement

In connection with the RDO, on December 19, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent for the Company. The Company will pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds raised in the RDO and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $35,000 and will issue to the Placement Agent 91,549 shares of Common Stock.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

***

The foregoing summaries of the Securities Purchase Agreement, the Placement Agency Agreement, the Common Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 1.1, 4.1 and 4.2, respectively, and are each incorporated herein by reference. The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Item 7.01 Regulation FD Disclosure.

On December 19, 2025, the Company issued a press release announcing the pricing of the RDO, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference.

The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

(d) Exhibits

Exhibit Number	Description

1.1 4.1	Placement Agency Agreement, dated December 19, 2025, by and among the Company and Maxim Group LLC Form of Common Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Foley & Lardner LLP
10.1	Form of Securities Purchase Agreement, dated December 19, 2025, by and between LM Funding America, Inc. and Purchasers (as defined therein)
23.1	Consent of Foley & Lardner LLP (including in Exhibit 5.1)
99.1	Press Release, dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the Company’s expectations regarding the use of proceeds from the RDO. These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including in the prospectus supplement for the RDO and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.

Date:	December 22, 2025	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer